Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) by and between SUMMER ENERGY HOLDINGS, INC., a Nevada corporation (“Employer”), and Angela Hanley (“Employee” and, together with Employer, the “Parties”) is entered into and made effective as of June 10, 2015 (the “Effective Date”).

A.           Employer is the parent company of Summer Energy, LLC, a Texas limited liability company (“Summer LLC” and, collectively with its successors, designees and past, present and future operating companies, divisions, subsidiaries and affiliates, the “Summer Companies”).  The Summer Companies through Summer LLC or through its subsidiaries or affiliates, including Employer (each, an “Affiliated Entity”) operate in the highly-competitive and rapidly evolving retail electric provider business (the “Business”) in Texas (the “Industry”) and provide such Services (the “Services”) to residential and commercial power customers in Texas.

B.           Employee has heretofore been employed by Employer, up to and through the Effective Date.  Effective with this Agreement, Employer desires to employ Employee and Employee desires to be employed by Employer, in such modified capacity, and under the terms and restrictions as set forth herein.

C.           Employee understands and acknowledges that, because the Summer Companies may operate the Business and provide Services to customers through and in conjunction with one or more Affiliated Entities, including Employer, Employee (i) may work with employees, customers and suppliers who are not direct employees, customers or suppliers of Employer but who are employees, customers and suppliers of another Affiliated Entity, and (ii) may be exposed to and expected to use confidential information and trade secrets of an Affiliated Entity other than that of Employer in the performance of Employee’s duties for Employer.

D.           As a result of such employment, Employee will have access to Confidential Information and Trade Secrets (as defined herein).  Employee will gain the ability to influence the goodwill of Employer and other Affiliated Entities with Partners (as defined herein) necessary to the success of the Business.  Employee recognizes that the Confidential Information and Trade Secrets and Partner relationships and goodwill are assets deserving of protection as provided for in the restrictive covenants contained in this Agreement.

NOW, THEREFORE, for and in consideration of Employee’s employment with Employer on the terms and conditions set forth herein, and the promises, mutual covenants, and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee, intending to be legally bound, hereby agree and covenant as follows:

1.           Employment; Duties.

(a)           Term.  Subject to the terms and conditions of this Agreement, Employer agrees to employ Employee, and Employee agrees to be employed by Employer as of the Effective Date pursuant to the terms herein through December 31, 2016.

(b)           Release of Claims.  This Agreement supersedes in its entirety any employment agreement, oral or in writing, or comparable arrangements between Employer, Summer LLC or any Affiliated Entity and Employee in effect prior to the Effective Date.  Employee hereby relinquishes and unconditionally forfeits any claim or entitlement to any severance pay or other post-termination benefits from Employer pursuant to any agreement in effect prior to the Effective Date, and hereby discharges and releases any known claims against Employer relating to anything done or omitted to be done with respect to Employee’s employment up to the date of this Agreement.

(c)           Position; Duties.  During the period of Employee’s employment hereunder, Employee agrees to serve Employer, and Employer shall employ Employee, in the position listed on Exhibit A, or in such other capacity or capacities as may be determined from time to time by Employer.  If appointed or elected, Employee also may serve as an officer, manager, consultant or agent of one or more Affiliated Entity other than Employer in such capacity or capacities as may be determined from time to time by Employer and Summer LLC.  During the period of Employee’s employment with Employer, Employee shall in good faith devote Employee’s time, attention, skills and efforts to the business and affairs of Employer.  Employee’s duties shall be performed under the direction and supervision of Employer’s Board of Directors (the “Board”) and may change in order to meet the Company’s existing needs at the direction of the Board.  The foregoing shall not be construed as prohibiting Employee from serving on corporate, civic or charitable boards or committees or making personal investments, so long as such activities do not materially interfere with the performance of Employee’s obligations to Employer as set forth in this Agreement or as may be determined by Employer from time to time.

(d)           Compensation; Benefits.  For all services rendered by Employee under this Agreement, Employee shall be compensated as set forth in Exhibit A.  Employer may withhold from any amounts payable under this Agreement such federal, state and local taxes required to be withheld pursuant to any applicable law or regulation.

(e)           Survival of Employee’s Obligations After Termination.  Upon the effective date of the termination of Employee’s employment with Employer under this Agreement, regardless the date, cause or manner of such termination (the “Termination Date”), Employee’s obligations set forth in Sections 3, 4 and 5, below, shall survive and remain in full force and effect to the extent provided in those Sections.

2.           Termination of Employment.

(a)           Termination by Employer for Cause.  Employer may terminate Employee’s employment under this Agreement for “Cause” (as hereinafter defined) or otherwise at will at any time immediately upon written notice, or where applicable, upon Employee’s failure to cure the breach as provided below, whereupon Employer shall have no further obligation hereunder to Employee, except for payment of amounts of Base Salary accrued through the Termination Date.  For purposes of this agreement, “Cause” shall mean: (i) the continued willful failure by Employee to substantially perform her duties with Employer, (ii) Employee’s willful misconduct that is materially and demonstrably injurious to Employer or (iii) Employee’s material breach of Section 1, 3, 4 or 5 of this Agreement; provided, that with respect to any transgression under this section that is reasonably curable by Employee in good faith, Employer has provided Employee written notice of the transgression and Employee has not cured such breach to the extent possible within the following timeframe, as determined by Employer in good faith, within thirty (30) days following the date Employer provides such notice.

(b)           Termination as a Result of Employee’s Death or Disability.  Employee’s employment hereunder shall terminate automatically upon Employee’s death and may be terminated by Employer upon Employee’s Disability (as hereinafter defined).  If Employee’s employment hereunder is terminated by reason of Employee’s Disability or death, Employee’s (or Employee’s estate’s) right to benefits under this Agreement will terminate as of the date of such termination and all of Employer’s obligations hereunder shall immediately cease and terminate, except that Employee or Employee’s estate, as the case may be, will be entitled to receive accrued Base Salary and benefits through the Termination Date, plus any approved but unpaid expense reimbursement and accrued but unpaid bonus compensation of any kind.

As used herein, “Disability” shall have the meaning set forth in any long-term disability plan in which Employee participates, and in the absence thereof shall mean the determination in good faith by Employer’s Board (or comparable governing body) that, due to physical or mental illness, Employee shall have failed to perform her duties on a full-time basis hereunder for one hundred eighty (180) consecutive days and shall not have returned to the performance of her duties hereunder on a full-time basis before the end of such period, and if Disability has occurred termination shall occur within thirty (30) days after written notice of termination is given (which notice may be given before the end of the one hundred eighty (180) day period described above so as to cause termination of employment to occur as early as the last day of such period).

(c)           Termination by Employee for Good Reason or by Employer other than as a Result of Employee’s Death or Disability or other than for Cause; Change of Control.

(i)           Employee may terminate Employee’s employment hereunder for “Good Reason” (as hereinafter defined), if Good Reason exists, upon at least thirty (30) days’ prior written notice to Employer, and Employer may terminate Employee’s employment hereunder for any reason or for no reason, other than as a result of Employee’s death or Disability or for Cause, upon at least thirty (30) days’ prior written notice to Employee, in each case with the consequences set forth in this Section 2(c).

(ii)           If Employee’s employment is terminated by Employee for Good Reason or by Employer for any reason other than Employee’s death or Disability or other than for Cause, or if Employee’s employment is terminated without Cause following a “Change of Control” (as hereinafter defined), subject to Employee entering into and not revoking a release of claims in favor of Employer and its affiliates pursuant to Section 2(e) below and Employee fully complying with the covenants set forth in Sections 3, 4 and 5, Employee shall be entitled to the following benefits:

(A)           Cash severance payments equal in the aggregate to twelve (12) months of Employee’s annual Base Salary at the time of termination, payable in accordance with Employer’s customary payroll practices as in effect from time to time.

(B)           Continuation of Employee’s medical and health insurance benefits for a period equal to the lesser of (i) twelve (12) months or (ii) the period ending on the date Employee first becomes entitled to medical and health insurance benefits under any plan maintained by any person for whom Employee provides services as an employee or otherwise.

(C)           In addition, solely if Employee is terminated without Cause following a “Change of Control,” any unvested stock options granted to Employee pursuant to this Agreement shall accelerate and immediately vest.

(iii)           For purposes of this Agreement, “Good Reason” shall mean: (A) a material reduction (without Employee’s express written consent) in Employee’s Base Salary, unless the reduction is made as part of, and is generally consistent with, a general reduction of executive salaries throughout the Summer Companies; (B) Employer’s material breach (without Employee’s express written consent) of this Agreement; (C) Employer filing for bankruptcy protection; or (D) Employer requesting Employee to engage in any illegal or fraudulent behavior; provided, that Employee has provided Employer written notice of the material breach and Employer has not cured such breach within thirty (30) days following the date Employee provides such notice.  If Employer thereafter intentionally repeats the breach it previously cured, such breach shall no longer be deemed curable.

(iv)           For purposes of this Agreement, “Change of Control” shall mean (A) the sale, conveyance or other disposition of all or substantially all of Employer’s assets as an entirety or substantially as an entirety to any “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), entity or “group” of persons (as defined in Section 13(d) of the Exchange Act) acting in concert; (ii) any “person” becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing 50% or more of the total voting power represented by Employer’s then-outstanding voting securities; or (iii) a merger or consolidation of Employer with any other corporation or other entity, other than a merger or consolidation of Employer with any other corporation or other entity, other than a merger or consolidation that would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of Employer, or such surviving entity (or its controlling entity), outstanding immediately after such merger or consolidation, as applicable.

(d)           Termination by Employee other than for Good Reason.  Employee may terminate her employment with Employer other than for Good Reason upon fifteen (15) days’ written notice to Employer, after which Employer shall have no further obligation hereunder to Employee, except for payment of amounts of Base Salary and other benefits accrued through the Termination Date.  If Employee so notifies Employer of such termination, Employer shall have the right to accelerate the effective date of such termination to any date after Employer’s receipt of such notice, but such acceleration will not be deemed to constitute a termination of Employee’s employment by Employer without Cause, and the consequences of such termination will continue to be governed by this subsection (d).

(e)           Waiver and Release.  In consideration for and as a condition to the payments and benefits provided and to be provided under this Agreement, Employee agrees that Employee will, within thirty (30) days after the Termination Date, deliver to Employer a fully executed release agreement substantially in a form then used by and agreeable to Employer and which shall fully and irrevocably release and discharge Employer, Summer LLC and the Affiliated Entities and their respective directors, officers, managers, members, shareholders and employees from any and all claims, charges, known complaints, liabilities of any kind owed to Employee, other than any rights Employee may have under the terms of this Agreement that survive such termination of employment and other than any vested rights of Employee under any of Employer’s employee benefit plans or programs that, by their terms, survive or are unaffected by such termination of employment.

3.           Protection of Confidential Information.

(a)           Employee expressly recognizes and acknowledges that in connection with Employee’s employment with Employer, Employee will be given access to certain highly-sensitive confidential and proprietary information belonging either to Employer or to the Summer Companies or other parties who may have furnished such information under obligations of confidentiality, relating to and used in the Business or the provision of Services (collectively, “Confidential Information”).  Employee expressly recognizes and acknowledges that, unless otherwise generally available to the public, Confidential Information shall include, but not be limited to, the following categories of information and material, regardless of how such information or material may exist from time to time and whether in electronic, print, or other form, including all copies, notes, or other reproductions or replicas thereof, which constitute valuable, special, and unique assets of Employer or its affiliates that have been developed or acquired through substantial investments of time, money, and resources:

(i)           any and all information relating to the operation of the Business or the provision of Services, methods of operation, technology, or marketing, including, but not limited to, business plans, processes, strategic plans, forecasts, financial information or data, marketing information or data, research and development, business account lists, customer lists (including customer names and contact information), customer information (including customer preferences, pricing, buying habits and needs and the methods of fulfilling those needs), employee lists (including skills, ability and compensation of employees other than Employee), vendor or supplier lists, licensor or licensee lists, contractor lists, records relating to any intellectual property owned by, controlled, or maintained by any Affiliated Entity related to the operation of the Business or provision of Services, and any and all other records pertaining to the operation of the Business or provision of Services which Employer may, from time to time, designate as confidential or proprietary or that Employee reasonably knows should be treated or has been treated by Employer or its affiliates as confidential or proprietary and is related to the operation of the Business or provision of Services;

(ii)           the specific terms of any agreement or arrangement, whether oral or written, between an Affiliated Entity and any other Affiliated Entity, including Employer, or any licensor, licensee, customer, utility, supplier, vendor, employee, contractor, sub-contractor, government agency, or municipality with which such Affiliated Entity may be associated or affiliated from time to time which relate to the operation of the Business or provision of Services, including, but not limited to, anything of value (including, but not limited, to monetary payments) provided or received by such Affiliated Entity, or the expiration date of any such agreement or arrangement;

(iii)           any and all information of a technical or proprietary nature developed by or acquired by any Affiliated Entity or made available to any Affiliated Entity and its employees by any other Affiliated Entity or any licensor, licensee, customer, utility, supplier, vendor, employee, contractor, sub-contractor, government agency, or municipality of any Affiliated Entity, on a confidential basis or protected basis and related to the Businesses or provision of Services, including but not limited to any scientific or technical analyses, ideas, concepts, designs, specifications, requirements, prototypes, techniques, technical data or know-how, formulae, methods, discoveries, improvements, equipment, research and development, and inventions related to the Businesses or provision of Services; and

(iv)           excludes information (A) which is in the public domain through no unauthorized act or omission of Employee or (B) which becomes available to Employee on a non-confidential basis from a source other than Employer or its affiliates without breach of such source’s confidentiality or non-disclosure obligations to Employer or any of its affiliates.

(b)           Employee agrees that Employee shall not disclose any Confidential Information to any third-party not employed by or otherwise expressly associated or affiliated with Employer for any reason or purpose whatsoever and will not use such Confidential Information except on behalf of Employer at any time during Employee’s employment with Employer or any other Affiliated Entity, or at any time within two years after the Termination Date.  Employee further agrees to promptly surrender to Employer or any other Affiliated Entity upon request during Employee’s employment with Employer and immediately upon the Termination Date, all Confidential Information and any other property of any kind, existing in any tangible, print or electronic form of any Summer Company in Employee’s possession or under Employee’s control, including all passwords used by Employee to access facilities, networks, or phone systems of any Summer Company.  Employee also expressly agrees that immediately upon the Termination Date, Employee shall cease using any secure website or web portals, e-mail system, or phone system or voicemail service of the Summer Companies; provided, however, that if Employee provides written certification of the deletion of accounts with any Confidential Information, this clause will not prohibit Employee from keeping her personal cell phone.

(c)           In addition, during Employee’s employment with Employer and at all times after the Termination Date, Employee shall not directly or indirectly disclose any Trade Secret (defined below) to any third-party, and shall not use any Trade Secret, directly or indirectly, for Employee or for others, without the prior written consent of Employer, except as reasonably required in the performance of Employee’s job duties for Employer.  For purposes of this Agreement, the term “Trade Secret” means any item of Confidential Information that constitutes a trade secret of Employer or any of the Affiliated Entities under the common law or statutory law of the state of Texas.  The Parties acknowledge and agree that this Agreement is not intended to, and does not, alter either Employer’s rights or Employee’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

(d)           It is acknowledged and agreed that any breach or threatened breach of the provisions of this Section 3 would cause irreparable injury to Employer and that money damages would not provide an adequate remedy to Employer.  In the event of a breach or threatened breach by Employee of this Section 3, Employer shall be entitled to an injunction restraining Employee from disclosing any Confidential Information or Trade Secrets, and, further, from accepting any employment with or rendering any services to any such third-party to whom any Confidential Information or Trade Secret has been disclosed or is threatened to be disclosed by Employee.

(e)           Nothing contained in this Section 3 shall be construed as prohibiting Employer from pursuing any other equitable or legal remedies for any such breach or threatened breach, including recovery from Employee of any monetary damages that Employer may suffer by reason of any such breach or threatened breach.

4.           Restrictive Covenants. Employee and Employer understand and agree that the purpose of this Section 4 is solely to protect Employer’s legitimate business interests, including, but not limited to Confidential Information and Trade Secrets, Partner relationships and goodwill, and the Summer Companies’ competitive advantage within the Industry in the operation of the Businesses or provision of Services.  This Section 4 is not intended to impair, nor will it impair, Employee’s ability or right to work or earn a living.  Employee and Employer further understand and agree that this Section 4 represents an important element of this Agreement, and is a material inducement to Employer entering into this Agreement, without which Employer would not have entered into this Agreement.

(a)            Covenant Not to Compete.  Employee acknowledges that Employee’s duties as an executive with Employer will entail involvement with the entire range of Employer’s operations across Texas, and that Employee’s extensive familiarity with the Summer Companies’ provision of Services, Confidential Information and Trade Secrets justifies a restriction applicable across the entire geographic footprint in which Employer provides Services including, if applicable at a later date, in states other than the state of Texas.  To the fullest extent permitted by any applicable state law, Employee agrees that during Employee’s continuous employment with Employer, and for the period of twelve (12) months immediately following the Termination Date, Employee shall not, without the prior written consent of Employer, directly or indirectly, obtain or hold a Competitive Position with a Competitor in the Restricted Territory, as these terms are defined herein.

(i)           For purposes of this Agreement, a “Competitive Position” means any employment with or service to be performed (whether as owner, member, manager, lender, partner, shareholder, consultant, agent, employee, co-venturer, or otherwise) for a Competitor in which Employee (A) will use or disclose or could reasonably be expected to use or disclose any Confidential Information or Trade Secrets for the purpose of providing, or attempting to provide, such Competitor with a competitive advantage in the Industry or (B) will hold a position, will have duties, or will perform or be expected to perform services for such Competitor, that is or are the same as or substantially similar to the position held by Employee with Employer or those duties or services actually performed by Employee for Employer in connection with the provision of Services by the Summer Companies, or (C) will otherwise engage in the Businesses, or market, sell or provide Services in competition with Employer.

(ii)           For purposes of this Agreement, “Competitor” means any third-party (A) whose business is the same as or substantially similar to the Business or major segment thereof, or (B) who owns or operates, intends to own or operate, or is preparing to own or operate a subsidiary, affiliate, or business line or business segment whose business is or is expected to be the same as or substantially similar to the Business or major segment thereof.

(iii)           For purposes of this Agreement, “Restricted Territory” means: (A) the state of Texas; and (B) additionally, to the fullest extent permitted by any applicable state law, any additional states in which Employer provides Services between the Effective Date and the Termination Date.

Employee shall be deemed to be in a Competitive Position with a Competitor in the Restricted Territory if Employee obtains or holds a Competitive Position with a Competitor that conducts its business within the Restricted Territory (and Employee’s responsibilities relate to that Competitor’s business in the Restricted Territory), even if Employee’s residence or principal place of work (other than California) is not within the Restricted Territory.

Notwithstanding the foregoing, Employee may, as a passive investor, own capital stock of a publicly held corporation, which is actively traded in the over-the-counter market or is listed and traded on a national securities exchange, which constitutes or is affiliated with a Competitor, so long as Employee’s ownership is not in excess of five percent (5%) of the total outstanding capital stock of the Competitor.

(a)           Non-Solicitation / No Interference Provisions.

(i)           Business Partners.  Employee understands and agrees that the relationship between the Summer Companies and each of its licensors, licensees, suppliers, vendors, contractors, subcontractors, consultants, customers, and prospective customers related to the Business or the provision of Services (the “Partners”) constitutes a valuable asset of the Summer Companies, and may not be misappropriated for Employee’s own use or benefit or for the use or benefit of any other third-party.  Accordingly, Employee hereby agrees that during Employee’s employment by Employer and for the period of twelve (12) months immediately after the Termination Date, Employee shall not, without the prior written consent of Employer, directly or indirectly, on Employee’s own behalf or on behalf of any other third-party:

(A)           call-on, solicit, divert, take away or attempt to call-on, solicit, divert, or take away any of the Partners (1) with whom or with which Employee had communications on Employer’s behalf about the Partner’s existing or potential business relationship with any of the Summer Companies with respect to the Businesses or provision of Services; (2) whose business dealings with the Summer Companies are or were managed or supervised by Employee as part of her duties for Employer; or (3) about whom or about which Employee obtained Confidential Information or Trade Secrets solely as a result of Employee’s employment with Employer or interaction or association with any other Affiliated Entity; or

(B)           interfere or engage in any conduct that would otherwise have the effect of interfering, in any manner with the business relationship between the Summer Companies and any of the Partners, including, but not limited to, urging or inducing, or attempting to urge or induce, any Partner to terminate its relationship with the Summer Companies or to cancel, withdraw, reduce, limit, or modify in any manner such Partner’s business or relationship with the Summer Companies.

(ii)           Clients.  Employee acknowledges that Employee’s duties as an executive with Employer will entail involvement with the entire range of Employer’s operations across Texas, and that Employee’s extensive familiarity with the Summer Companies’ provision of Services, Confidential Information and Trade Secrets justifies a restriction against soliciting clients of Employer.  Employee therefore agrees that during Employee’s continuous employment with Employer, and for the period of twelve (12) months immediately following the Termination Date, Employee shall not, without the prior written consent of Employer, directly or indirectly, solicit, divert, or take away any customer or client (the “Clients”) of Employer (1) with whom or with which Employee had communications on Employer’s behalf about the Partner’s existing or potential business relationship with any of the Summer Companies with respect to the Businesses or provision of Services; (2) whose business dealings with the Summer Companies are or were managed or supervised by Employee as part of her duties for Employer; or (3) about whom or about which Employee obtained Confidential Information or Trade Secrets solely as a result of Employee’s employment with Employer or interaction or association with any other Affiliated Entity; or interfere or engage in any conduct that would otherwise have the effect of interfering, in any manner with the business relationship between the Summer Companies and any of the Partners or Clients, including, but not limited to, urging or inducing, or attempting to urge or induce, any Partner or Clients to terminate its relationship with the Summer Companies or to cancel, withdraw, reduce, limit, or modify in any manner such Partner or Clients’s business or relationship with the Summer Companies.

(ii)           Employees.  Employee understands and agrees that the relationship between the Summer Companies and each of its employees constitutes a valuable asset of the Summer Companies and such assets may not be converted to Employee’s own use or benefit or for the use or benefit of any other third-party.  Accordingly, Employee hereby agrees that during Employee’s employment with Employer or any other Affiliated Entity and for the period of twenty-four (24) months immediately after the Termination Date, Employee shall not, without Employer’s prior written consent, directly or indirectly, solicit or recruit for employment; attempt to solicit or recruit for employment; or attempt to hire or accept as an employee, consultant, contractor, or otherwise, any employee of any Affiliated Entity engaged in the Business or provision of Services; or unlawfully urge, encourage, induce, or attempt to urge, encourage, or induce any employee of any Affiliated Entity engaged in the Business or provision of Services to terminate his or her employment with such Affiliated Entity.

(c)           Post-Termination Covenants by Employee.

(i)           Upon the termination of Employee’s employment hereunder, regardless of (A) the date, cause, or manner of the termination of Employee’s employment with Employer, (B) whether such termination occurs with or without Cause or is a result of Employee’s resignation, or (C) whether Employer provides severance benefits to Employee under this Agreement, Employee shall resign and does resign from all positions as an officer of the Summer Companies and from any other positions with the Summer Companies, with such resignations to be effective upon the Termination Date.

(ii)           Employee agrees not to make any statement (including to any media source, or to the Summer Companies’ suppliers, customers or employees) or take any action that is intended to disrupt, impair, embarrass, harm or affect adversely the Summer Companies or any of the employees, officers, directors, or customers of the Summer Companies or place the Summer Companies or such individuals in any negative light.

 (d)           Enforcement of Restrictive Covenants.  Notwithstanding any other provision of this Agreement, in the event of Employee’s actual or threatened breach of any provision of this Section 4, Employer shall be entitled to an injunction restraining Employee from such breach or threatened breach.  Nothing herein shall be construed as prohibiting Employer from pursuing any other equitable or legal remedies for such breach or threatened breach, including the recovery of monetary damages from Employee.  The period of any restriction set forth in this Section 4 shall be extended by any period of time that Employee is or has been found to be in breach of any provision in this Section 4.

(e)           Employee Acknowledgement. Employee acknowledges and agrees that:

(i)           the restrictive covenants contained in this Agreement constitute material inducement to Employer entering into this Agreement and agreeing to employ Employee on the terms and conditions stated herein;

(ii)           the restrictive covenants contained in this Agreement are reasonable in time and scope, and in all other respects;

(iii)           should any part or provision of any covenant be held invalid, void, or unenforceable in any court of competent jurisdiction, such invalidity, voidness, or unenforceability shall not render invalid, void, or unenforceable any other part or provision of this Agreement; and

(iv)           if any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities, or definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable terms shall be redefined to carry out Employer’s and Employee’s intent in agreeing to these restrictive covenants.

These restrictive covenants shall be construed as agreements independent of any other provision in this Agreement and the existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of these restrictive covenants.

5.           Employer’s Rights to Inventions and Other Intellectual Property.

(a)           Employee hereby assigns to Employer all of Employee’s rights, title, and interest (including, but not limited to all patent, trademarks, copyright, and trade secret rights) in and to all Work Product (as defined below) prepared or developed by Employee, made or conceived in whole or in part by Employee within the scope of Employee’s employment by Employer, or that involve the use of Confidential Information or Trade Secrets within six (6) months thereafter.  Employee further acknowledges and agrees that all copyrightable Work Product prepared by Employee within the scope of Employee’s employment by Employer are “works made for hire” and, consequently, that Employer owns all copyrights thereto.

(b)           Employee represents and warrants to Employer that all work that Employee performs for or has performed for Employer or any other Affiliated Entity, and all Work Product that Employee produces, which includes, but is not limited to, software, copyrights, trademarks, domain names, domain name registrations, documentation, memoranda, ideas, designs, inventions, processes, new developments or improvements, and algorithms (“Work Product”), will not knowingly infringe upon or violate any patent, copyright, trade secret, or other property right of Employee’s former employers or of any other third party.  Employee will not disclose to Employer or to the Summer Companies, or use in any of Employee’s Work Product, any confidential or proprietary information belonging to others, unless both the owner thereof and Employer have consented.

(c)           Notwithstanding the other provisions of this Section 5, Employee shall not be required to assign, transfer, or convey to Employer any of the rights, title, and interest Employee may have in any Work Product that Employee invents, discovers, originates, makes, or conceives during Employee’s employment by Employer if and only if (i) no equipment, supplies, facilities, Confidential Information, or Trade Secrets are used in the creation of the Work Product, (ii) the Work Product was developed on Employee’s own time, (iii) the Work Product does not relate directly to the Business or to the Summer Companies’ actual or demonstrably anticipated research or development, and (iv) the Work Product does not result in any way from any work performed by Employee for Employer.

6.           Dispute Resolution.  All disputes and controversies arising out of or in connection with this Agreement, Employee’s employment with the Employer or any Summer Company, or the transactions contemplated hereby shall be resolved exclusively by the state and federal courts located in the County of Harris, in the State of Texas, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.  Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which such party may raise now, or hereafter have, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  Each party agrees that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action, or proceeding brought in such a court shall be conclusive and binding upon such party, and may be enforced in any court of the jurisdiction in which such party is or may be subject by a suit upon such judgment.

7.           No Conflict.  Employee represents and warrants that Employee is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent Employee from entering into this Agreement or would conflict with the performance of Employee’s duties pursuant to this Agreement.  Employee represents and warrants that Employee will not engage in any activity, which would conflict with the performance of Employee’s duties pursuant to this Agreement.

8.           Notices.  Any notice, requests, demands and other communications to be given to a party in connection with this Agreement shall be in writing addressed to such party in person or at such party’s “Notice Address,” which shall initially be as set forth below:

If to Employer:
SUMMER ENERGY HOLDINGS, INC.
800 Bering Drive, Suite 260
Houston, Texas 77057
Attn:  Board of Directors

with a copy to (which shall not constitute notice):

Kirton McConkie, PC
60 E. South Temple, Suite 1800
Salt Lake City, Utah 84111
Attn: Alexander N. Pearson, Esq.

If to Employee:	[___________]
[address on file with Employer]

A party’s Notice Address may be changed or supplemented from time to time by such party by notice thereof to the other party as herein provided.  Any such notice shall be deemed effectively given to and received by a party on the first to occur of (a) the date on which such notice is actually delivered (whether by mail, courier, hand delivery, electronic or facsimile transmission or otherwise) to such party’s Notice Address and addressed to such party, if such delivery occurs on a business day, or if such delivery occurs on a day which is not a business day, then on the next business day after the date of such delivery, (b) upon personal delivery to the party to be notified, or (c) the date on which such notice is actually received by such party (or, in the case of a party that is not an individual, actually received by the individual designated in the Notice Address of such party).  For purposes of the preceding sentence, a “business day” is any day other than a Saturday, Sunday or U.S. federal public legal holiday.

9.           Miscellaneous.

(a)           Waiver of Breach.  The waiver by either Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.  The failure of either Party to insist, in any one or more instances, upon performance of any of the terms, conditions, or restrictive covenants contained in this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term or condition, but the obligations of each Party with respect thereto shall continue in full force and effect.

(b)           Severability.  Any provision of this Agreement that is determined to be invalid or unenforceable by any court of competent jurisdiction will not affect the validity or enforceability of (i) any other provision hereof or (ii) the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(c)           Assignability.  Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon Employee, his or her executor, administrators, heirs, and personal representatives and upon Employer and its successors and assigns.  The rights, obligations, and duties of Employee hereunder may be assigned by Employer to any successor or assign of Employer, and such successor or assign is expressly authorized to enforce all the terms and provisions of this Agreement, including without limitation the terms and provisions of Sections 3, 4 and 5 hereof.  Employee’s obligations under this Agreement shall not be assignable by Employee.

(d)           Choice of Law.  This Agreement shall be governed by the laws of the State of Texas without regard to its choice of law rules.

(e)           Amendments; Entire Agreement.  This Agreement (i) constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and (ii) supersedes all prior and contemporaneous agreements (whether written or oral and whether express or implied) between the Parties to the extent related to the subject matter of this Agreement.  No amendment of any provision of this Agreement will be valid unless the amendment is in writing and signed by Employer and Employee.  Without limiting the generality of the foregoing, the obligations under this Agreement with respect to any termination of employment of Employee, for whatever reason, supersede any severance or related obligations of Employer in any policy, plan or practice of Employer or any agreement between Employee and Employer.

(f)           Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(g)           Counterparts.  This Agreement may be executed by the Parties in multiple counterparts and shall be effective as of the Effective Date when each party shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each Party, and subject to the occurrence of the Closing.  When so executed and delivered, each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same document.  Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery in person of manually signed documents.

(h)           Compliance with Section 409A.  This Agreement is intended to comply with Section 409A of Internal Revenue Code of 1986, as amended (“Section 409A”), to the extent applicable.  Notwithstanding any provision herein to the contrary, this Agreement shall be interpreted, operated and administered consistent with this intent.  Each separate installment under this Agreement shall be treated as a separate payment for purposes of determining whether such payment is subject to or exempt from compliance with the requirements of Section 409A.  In addition, in the event that Employee is a “specified employee” within the meaning of Section 409A (as determined in accordance with the methodology established by Employer as in effect on the date of termination of Employee’s employment hereunder), any payment or benefits hereunder that are nonqualified deferred compensation subject to the requirements of Section 409A shall be provided to Employee no earlier than six (6) months after the date of Employee’s “separation from service” within the meaning of Section 409A.

[signatures follow on next page]

IN WITNESS WHEREOF, Employer has caused this Employment Agreement to be executed by its duly authorized officer, and Employee has hereunto signed this Agreement, as of the Effective Date.

“Employer”:

SUMMER ENERGY HOLDINGS, INC.

By: /s/ Neil M. Leibman
Name: Neil M. Leibman
Title: Chief Executive Officer

“Employee”:

/s/ Angela Hanley
Angela Hanley

EXHIBIT A

Employee:  Angela Hanley

Effective Date of Employment:  June 10, 2015

Position:  President

Compensation and Benefits:

1.
Base Salary.  Employer will pay to Employee a base salary at an annual rate of $140,000 (as adjusted, the “Base Salary”), payable in accordance with Employer’s customary payroll practices as in effect from time to time.  The Base Salary shall be reviewed in a manner consistent with Employer’s compensation program.

2.
Bonuses; Additional Compensation.  Employee may be eligible to receive bonuses and to participate in incentive compensation plans of Employer in accordance with any plan or decision that the Board, or any committee or other person authorized by the Board, may in its sole discretion determine from time to time.

3.
Reimbursement of Expenses.  Employee shall be paid or reimbursed by Employer, in accordance with and subject to Employer’s general expense reimbursement policies and practices and Employer’s receipt of evidence of such expenses reasonably satisfactory to Employer, for all reasonable travel and other business expenses incurred by Employee in performing her obligations under this Agreement.

4.
Benefits.  Employee shall be eligible to earn and accrue vacation in accordance with Employer’s policies in effect from time to time.  In addition, Employee shall be eligible to participate in Employer’s medical and dental insurance programs, 401(k), and other employee benefit or welfare plan, program, or arrangement that Employer has or may from time to time establish or sponsor for the benefit of Employer’s employees, upon Employee meeting any qualifications for participation in such plan(s), program(s), or arrangement(s).

5.	Incentive Compensation.

o
Employee shall, upon execution of this Agreement, be granted an option to purchase 100,000 shares of Employer’s common stock with a strike price of $1.00 per share, which vests immediately on the Effective Date, pursuant to the terms of a Stock Option Grant Agreement by and between Employer and Employee.

o
Employee shall be granted an additional option to purchase 50,000 shares of Employer’s common stock with a strike price of $1.00 per share, which vests as follows: as to 25,000 shares of stock, such option shall vest on the Effective Date; and as to the remaining 25,000 shares of stock, such option shall vest on January 1, 2016, unless this Agreement is terminated prior to such date.

o
Beginning on and measured from January 1, 2015, for each additional tranche of 25,000 residential customer equivalents (i.e., a minimum added load of 250,000,000 KwH) achieved by Summer LLC, Employee will be granted a fully vested stock option to purchase up to 35,000 shares of common stock of the Employer on the date on which such residential customer equivalent thresholds are met (up to a maximum of 140,000 shares of common stock for the achievement of 100,000 residential customer equivalents during the term of this Agreement), with a strike price of $1.50 per share, pursuant to the terms of a Stock Option Grant Agreement by and between Employer and Employee.

Restricted Territory:

Pursuant to Section 4(a)(iii)(A), Employee is restricted from competing with Employer in the following states, in which Employer is providing Services or is presently qualified to do business, as of the Effective Date: Texas